SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

BACKWEB TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

XXXX

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July      , 2003

Dear Fellow Shareholder:

      You are cordially invited to attend the 2003 Annual General Meeting of Shareholders of BackWeb Technologies Ltd., on Thursday, July 24, 2003, beginning at 9:00 A.M., local time, at the Company’s principal executive offices located at 3 Abba Hillel Street, Ramat Gan 52136, Israel. All shareholders of record on June 16, 2003 are invited to attend the Annual General Meeting.

      The Notice of Annual General Meeting of Shareholders, Proxy Statement and Proxy Card from the Board of Directors are enclosed.

      Please vote on all the matters listed in the enclosed Notice of Annual General Meeting of Shareholders. Your Board of Directors recommends a vote “FOR” each of the proposals listed as Items 1 through 4 in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

      The vote of every shareholder is important. So, regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed Proxy Card as soon as possible in the envelope provided.

      On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I look forward to greeting you and other valued shareholders that are able to attend the Annual General Meeting.

Sincerely,

ELI BARKAT
Chairman of the Board and Chief Executive Officer

BACKWEB TECHNOLOGIES LTD.

3 Abba Hillel Street, Ramat Gan 52136, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held July 24, 2003

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

      The 2003 Annual General Meeting of Shareholders of BackWeb Technologies Ltd. (the “Company”) will be held on July 24, 2003, at 9:00 a.m., local time, at the Company’s principal executive offices located at 3 Abba Hillel Street, Ramat Gan 52136, Israel for the following purposes:

1.	To elect one (1) Director to serve as an Outside Director under Israeli Companies Law for a term of three years, expiring upon the 2006 Annual General Meeting of Shareholders, or until his successor is elected;

2.	To approve the compensation of the Chief Executive Officer of the Company, as required by Israeli Companies Law, for the fiscal year 2003;

3.	To approve the compensation for members of the Company’s Board of Directors, as required by Israeli law;

4.	To ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2003 and authorize the Audit Committee of the Board of Directors to enter into an agreement for their compensation; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on June 16, 2003, are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman

Ramat Gan, Israel

July      , 2003

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly returned the enclosed proxy in the envelope provided.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
SOLICITATION AND VOTING PROCEDURES
PROPOSAL ONE
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO RATIFICATION AND APPROVAL OF COMPENSATION FOR CHIEF EXECUTIVE OFFICER
PROPOSAL THREE RATIFICATION AND APPROVAL OF COMPENSATION FOR NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER PROPOSED ACTION
DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS
COMPARATIVE PERFORMANCE GRAPH

BACKWEB TECHNOLOGIES LTD.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BackWeb Technologies Ltd., an Israeli corporation (the “Company” or “BackWeb”), for use at the Annual General Meeting of the Company’s Shareholders (the “Annual General Meeting”), to be held on Thursday, July 24, 2003, at 3 Abba Hillel Street, Ramat Gan 52136, Israel, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual General Meeting of Shareholders.

      The Notice of Annual General Meeting, this Proxy Statement and the accompanying Proxy Card, and the Company’s Annual Report on Form 10-K, for the year ended December 31, 2002, including financial statements, are first being mailed on or about July 1, 2002 to shareholders entitled to vote at the meeting.

      The Board set June 16, 2003 (the “Record Date”) as the record date for the Annual General Meeting. Only shareholders of record owning the Company’s Ordinary Shares, par value NIS 0.03 per share (“Ordinary Shares”), at the close of business on that date are entitled to vote and attend the Annual General Meeting. Shareholders who hold Ordinary Shares, as of the Record Date, through a bank, broker or other nominee which is a shareholder of record of the Company or which appears in the participant listing of a security depository, are also entitled to notice of, and to vote at, the Annual General Meeting. Each share is entitled to one vote. The total number of voting shares outstanding as of the Record Date is 39,831,961.

      On the Record Date, the closing price of the Company’s Ordinary Shares on The Nasdaq SmallCap Market was $0.58 per Ordinary Share.

      The mailing address for the Company’s principal executive offices is 3 Abba Hillel Street, Ramat Gan 52136, Israel. The mailing address for the Company’s principal offices in the United States is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

SOLICITATION AND VOTING PROCEDURES

Solicitation

      The Company will bear the cost of soliciting proxies for the Annual General Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

Voting

      Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Annual General Meeting is two or more members present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company’s Ordinary Shares issued and outstanding on the Record Date. Broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

      Proxies properly executed, duly returned to and received by the Company prior to the Annual General Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted “FOR” each of the proposals contained in the proxies.

Revocability of Proxies

      Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Annual General Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the Record Date may vote in person if present at the Annual General Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual General Meeting will not, by itself, revoke a proxy.

Record Date and Principal Share Ownership

      The following table shows the amount of our Ordinary Shares beneficially owned, as of the Record Date, by (i) persons known by us, based upon Securities and Exchange Commission filings, to own 5% or more of our Ordinary Shares, (ii) each Named Executive Officer listed in the Summary Compensation table on page 9, (iii) our directors, and (iv) our Named Executive Officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

      Except as indicated below, the address for each listed director and officer is c/o BackWeb Technologies Ltd., 3 Abba Hillel Street, Ramat Gan 52136, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within 60 days of June 16, 2003, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 39,831,961 Ordinary Shares outstanding as of June 16, 2003.

	Number of	Percentage of
	Ordinary Shares	Ordinary Shares
	Beneficially	Beneficially
	Owned	Owned

Beneficial Owner

5% or More Shareholders
EliBarkat Holdings Ltd.(1)	3,352,342	8.4%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2)	3,352,342	8.4%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)	3,352,342	8.4%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Special Situations Technology Fund, L.P.	3,272,677	8.2%
153 East 53rd Street New York, NY 10022

	Number of	Percentage of
	Ordinary Shares	Ordinary Shares
	Beneficially	Beneficially
	Owned	Owned

Named Executive Officers and Directors
Eli Barkat(4)	4,651,473	11.7%
Michael A. Morgan	10,000	*
Erez Lorber(5)	270,962	*
Gwen Spertell(6)	664,696	1.7%
Christopher C. Marshall(7)	185,113	*
Charles Federman(8)	800,243	2.0%
Joseph Gleberman(9)	76,385	*
William L. Larson(10)	35,7986	*
Isabel Maxwell(11)	6,250	*
Gil Shwed(12)	97,500	*
Named Executive Officers and current directors as a group (10 persons)(13)	6,805,319	17.1%

*	Less than 1%

(1)	Eli Barkat, the Company’s Chairman and Chief Executive Officer, substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include 548,131 Ordinary Shares owned directly by Eli Barkat nor do they include 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership.

(2)	Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 198,136 Ordinary Shares owned directly by Mr. Rakavy.

(3)	Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer. The shares listed in the table above for NirBarkat Holdings Ltd. do not include 198,133 Ordinary Shares owned directly by Nir Barkat.

(4)	The shares listed in the table above for Eli Barkat include 3,352,342 Ordinary Shares held by EliBarkat Holdings Ltd., an entity substantially controlled by Eli Barkat, 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership or control, and options to purchase 750,000 Ordinary Shares that are exercisable within sixty days of June 16, 2003. In addition, 21,875 Ordinary Shares held directly by Mr. Barkat are subject to a right of repurchase by the Company pursuant to the terms of Mr. Barkat’s loan agreement with the Company described in more detail below. Approximately 262,500 Ordinary Shares directly held by Mr. Barkat also serve as collateral for this loan.

(5)	The shares listed in the table above for Erez Lorber include options to purchase 258,331 Ordinary Shares that are exercisable within sixty days of June 16, 2003.

(6)	The shares listed in the table above for Gwen Spertell include options to purchase 328,185 Ordinary Shares that are exercisable within sixty days of June 16, 2003. Ms. Spertell left BackWeb in July 2002. As part of her severance package, her options continued to vest through March 24, 2003, and she will have sixty (60) days from September 24, 2003 to exercise any options vested as of March 24, 2003.

(7)	The shares listed in the table above for Christopher C. Marshall consist of options to purchase 185,113 Ordinary Shares that are exercisable within sixty days of June 16, 2003. Mr. Marshall left BackWeb in June 2003.

(8)	The shares listed in the table above for Charles Federman include 539,691 Ordinary Shares held by Bare LLC, an entity substantially controlled by Mr. Federman and options to purchase 31,979 Ordinary Shares that are exercisable within sixty days of June 16, 2003.

(9)	The shares listed in the table above for Joseph Gleberman consist of 44,406 Ordinary Shares held by entities affiliated with The Goldman Sachs Group, Inc. and options to purchase 31,979 Ordinary Shares that are exercisable by Mr. Gleberman within sixty days of June 16, 2003. Mr. Gleberman is a Managing Director of Goldman, Sachs & Co., which is a wholly owned subsidiary of The Goldman Sachs Group, Inc.

(10)	The shares listed in the table above for William L. Larson consist of options to purchase 35,798 Ordinary Shares that are exercisable within sixty days of June 16, 2003.

(11)	The shares listed in the table above for Isabel Maxwell consist of options to purchase 6,250 Ordinary Shares that are exercisable within sixty days of June 16, 2003.

(12)	The shares listed in the table above for Gil Shwed include options to purchase 74,687 Ordinary Shares that are exercisable within sixty days of June 16, 2003.

(13)	The shares listed in the table above for our Named Executive Officers and directors as a group include 1,709,221 Ordinary Shares held by our Named Executive Officers and directors subject to options, which are exercisable within 60 days of June 16, 2003.

PROPOSAL ONE

ELECTION OF OUTSIDE DIRECTOR

      The Company’s Articles of Association provide that the Board shall consist of five members, or such other number that is no less than four and no more than seven, as may be determined by an ordinary resolution of the shareholders. At the Annual General Meeting of Shareholders in 2000, the shareholders approved a resolution to increase the number of members of the Board to six. There are currently six members of our Board.

      Our Articles of Association also provide for a classified Board of Directors with Directors being divided into Class I, Class II and Class III.

      Mr. Joseph Gleberman serves as a Class I Director, and his term will expire at this Annual General Meeting. Mr. Gleberman will retire as a Director at the expiration of his term. The Board is currently conducting a search for a successor for Mr. Gleberman and is not nominating a person to serve as a Class I Director at this Annual General Meeting.

      Messrs. Charles Federman and William Larson serve as Class II Directors and their terms will expire at the Annual General Meeting of Shareholders to be held in 2004.

      Mr. Eli Barkat serves as a Class III Director. His term will expire at the Annual General Meeting of Shareholders to be held in 2005.

      In addition, the Israeli Companies Law requires us to have at least two Outside Directors who are not members of any class of Directors. Mr. Gil Shwed and Ms. Isabel Maxwell were elected by the shareholders to serve as Outside Directors under Israeli Companies Law. Ms. Maxwell was elected for a term of three years, commencing February 28, 2002. Mr. Shwed was elected for a three-year term, expiring on August 24, 2003. Mr. Shwed has been nominated by the Board to serve, and the shareholders are being asked to re-elect Mr. Shwed now, as an Outside Director under Israeli Companies Law, for an additional three year term that would expire at the Annual General Meeting of Shareholders to be held in 2006.

      Biographical information concerning Mr. Shwed who has been nominated as an Outside Director under Israeli Companies Law, and for each person whose term of office as a Director will continue after this Annual General Meeting, is set forth below.

Nominee for Election to the Board as an Outside Director to Serve for a Three-Year Term Until the Annual Meeting of Shareholders to Be Held in 2006

Gil Shwed

      GIL SHWED, 34, has served as a Director of BackWeb since March 1999. Since July 1993, Mr. Shwed has served as Chief Executive Officer of Check Point Software Technologies Ltd., a network security and VPN software company, of which he is a co-founder and also serves as Chairman of the Board.

Vote Required

      The shareholder approval of Mr. Shwed as an Outside Director must be by the vote of holders of a majority of the voting power represented at the Annual General Meeting, in person or by proxy, and voting on his election; in addition, the shareholders’ approval must include at least one-third of the shareholders (other than the Company’s controlling shareholders) who are present, in person or by proxy, and voting at the Annual General Meeting or, alternatively, the total shareholdings of the shareholders (other than the Company’s controlling shareholders) who vote against this proposal must not represent more than one percent of the voting rights in the Company.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEE NAMED ABOVE.

Class II Directors Continuing in Office Until the Annual General Meeting of Shareholders to Be Held in 2004

Charles Federman

      CHARLES FEDERMAN, age 46, has served as a Director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies Ltd., a technology venture firm. From 1983 to January 1998, Mr. Federman held various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania.

William L. Larson

      WILLIAM LARSON, age 46, has been a director of BackWeb since September 1997. Since February 2001, Mr. Larson serves on the Board of Directors of several technology companies and acts as a consultant with Summit Partners, a leading private equity firm. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he has also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to SunSoft, Mr. Larson held various executive positions at Apple Computer and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from Stanford University Law School and the Wharton School of the University of Pennsylvania. Mr. Larson is a member of the California Bar Association.

Class III Director Continuing in Office Until the Annual General Meeting of Shareholders to Be Held in 2005

Eli Barkat

      ELI BARKAT, 39, has served as our Chairman of the Board and Chief Executive Officer since 1996. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat holds a Bachelor of Science degree in computer science and mathematics from the Hebrew University of Jerusalem.

Director Serving as Outside Directors under the Israeli Companies Law

Isabel Maxwell

      ISABEL MAXWELL, age 52, has been a director of BackWeb since February 2002. Since March 2001, Ms. Maxwell has served as a consultant to Apax Partners, a private equity investment firm. From February 1997 to March 2001, Ms. Maxwell served as President of Commtouch Software Inc., a global provider of outsourced integrated email and messaging solutions. Ms. Maxwell was a co-founder, and from March 1993 to August 1996, served as the Senior Vice President of Corporate Affairs and International Relations, of The McKinley Group Inc., an Internet directory and search engine company. From August 1996 to October 1996, Ms. Maxwell was an Executive Vice President of Excite, Inc. Ms. Maxwell holds Honor Moderations in Jurisprudence and a B.A. and M.A. in History and Modern Languages from Oxford University.

Company Management

      Biographical information for the current executive officers of the Company who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. Executive officers are designated as such and serve at the discretion of the Board of Directors, and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.

      Michael A. Morgan has served as our Chief Financial Officer since August 2002, when he joined BackWeb. From August 1999 through April 2002, Mr. Morgan served as Vice President, Finance and Administration and Chief Financial Officer at Talarian Corporation, an infrastructure software company that was acquired by TIBCO Software, Inc., a provider of business integration and optimization software, in April 2002. From May 1991 to July 1999, Mr. Morgan served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Enlighten Software Solutions, Inc., a systems management software company. From October 1987 to April 1991, Mr. Morgan served in various positions at KPMG LLP, a public accounting firm. Mr. Morgan holds a Bachelor of Science degree in business administration and accounting from San Jose State University and is a certified public accountant in California.

      Erez Lorber has served as our Vice President, Worldwide Sales and Business Development since October 2002. From May 2000 to September 2002, he served as our Vice President, Business Development. Prior to joining BackWeb, from December 1998 to May 2002, Mr. Lorber was CEO and President of HERMES Softlab USA, Inc., a U.S.-based subsidiary of HERMES Softlab d.d., a system management, storage, and telecommunications company. From January 1997 to December 1998, Mr. Lorber served as Managing Director of Deloitte Touche Information Technology Israel Ltd., a systems consultant and integrator. From 1991 to December 1996, Mr. Lorber served as Chairman and Managing Director for Madei Taas Industrial Controls Ltd., an Israeli-based industrial controls firm, which he founded and owns and where he continues to serve as Chairman to the present. In addition, Mr. Lorber served in the Israel Defense Forces where he attained the rank of captain. Mr. Lorber holds a Bachelor of Arts degree from Temple University and a Master of Business Administration degree from Tel-Aviv University.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2002, all filing requirements applicable to its officers, directors and 10 percent shareholders were met with the exception of a late filing of a Form 5 for the fiscal year ended December 31, 2002, by Mr. Gleberman, and amendments filed to correct an inadvertent error in the original Form 3 filing by Mr. Lorber.

BOARD AND COMMITTEE MEETINGS

      The Board held four regular meetings and two special meetings during fiscal 2002. During that time, each incumbent director attended at least 75% of the aggregate of the total meetings of the Board (with the exception of Mr. Shwed who attended one-third of the meetings) and the total meetings of committees of the Board on which he or she served. The Board has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee. The functions customarily performed by a Nominating Committee are performed by the Board of Directors as a whole.

Committees of the Board of Directors

      The Audit Committee currently consists of Messrs. Gleberman and Shwed and Ms. Maxwell. The Audit Committee held four regular meetings and one special meeting in fiscal 2002. The Company has adopted an Audit Committee charter, the most current copy of which is set forth as Appendix A to hereto, which the Audit Committee reviews annually to ensure that it meets the applicable listing requirements for issuers with securities listed for trading on The Nasdaq Stock Market.

      The Compensation Committee consists of Messrs. Larson and Federman. The Compensation Committee held one regular meeting and acted twice by unanimous written consent in fiscal 2002.

Certain Relationships and Related Transactions

Stock Option Loans

      In March 1999, prior to its initial public offering, the Company made loans to some of its executive officers to allow these executive officers to exercise options to purchase Ordinary Shares of the Company. Each loan is evidenced by a full recourse promissory note with an interest rate of 5.25% compounded annually. Each note is secured by the Ordinary Shares acquired by the executive officers as a result of the option exercise. Generally, each note is to be repaid in equal installments over a four-year period that coincides with the vesting schedule for the underlying options. Each payment is to consist of one-quarter of the outstanding principal, plus all accrued unpaid interest as at the date of payment. Payments are due on each anniversary date of vesting schedule of the underlying options. The Company’s only current executive officer to whom such loan was made is Eli Barkat. During the year ended December 31, 2002 the largest amount of Mr. Barkat’s indebtedness was $1,073,494, including interest.

Stock Options

      Pursuant to the Founding Agreement, BackWeb granted to its Early Investors the right to grant stock options for up to 792,167 Ordinary Shares to any person or entity. Through December 31, 2002 options for 762,672 Ordinary Shares have been granted and 39,245 shares remain available. This pool of options has been used by the Early Investors in granting options to employees and consultants of BRM and other related companies.

      Certain shareholders and officers of BackWeb have a controlling interest in BRM.

COMPENSATION OF DIRECTORS

      Members of the Board of Directors of the Company currently do not receive cash compensation from BackWeb for the services they provide as directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Directors who are not employees of BackWeb generally receive grants of options to purchase 50,000 Ordinary Shares when they first join the Board and options to purchase 15,000 Ordinary Shares at each Annual General Shareholder Meeting thereafter, during their term of service, subject to ratification and approval by the Company’s shareholders. The grant date of any such options is the date of the Annual General Meeting of Shareholders approving such grant, and the exercise price is the Fair Market Value of the Company’s Ordinary Shares, as those terms are defined in the Company’s option plans, which is generally the closing sale price of the Company’s Ordinary Shares on The Nasdaq SmallCap or National Market the day before the grant date. In February 2002, pursuant to shareholder approval at an Extraordinary General Meeting (“EGM”), each of the Company’s non-employee directors was granted options to acquire 50,000 Ordinary Shares as part of the Company-wide incentive program described above in connection with Mr. Barkat’s option grant in 2002. These options vest according to the schedule described below for Mr. Barkat in connection with options granted to him at the EGM and have an exercise price of $1.32 per Ordinary Share. At this Annual General Meeting, the shareholders are being asked to approve a compensation policy whereby non-employees Directors would receive a combination of cash remuneration and grants of options to purchase a set number of our Ordinary Shares, as well as a grant of options to acquire 15,000 Ordinary Shares of the Company to each non-employee Director remaining in office after this Annual General Meeting of Shareholders in the normal course as described above. See Proposal Three at page 15.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, by our Chief Executive Officer, the Company’s two other current executive officers, one person who served as one of our executive officers during 2002 but who left the Company prior to December 31, 2002, and an additional person who was one of our executive officers until his responsibilities and title changed in the last calendar quarter of 2002 and who left the Company in June 2003 (collectively, our “Named Executive Officers”):

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards

				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position		Salary($)	Bonus($)	Compensation($)	Options	Compensation($)

Eli Barkat(1)	2002	$281,264	$0	$0	725,000	$0
Chief Executive Officer	2001	$144,000	$0	$0	225,000	$0
	2000	$261,251	$0	$0	750,000	$0
Michael A. Morgan(2)	2002	$69,910	$13,065	$0	250,000	$0
Chief Financial Officer	2001	—	—	—	—	—
	2000	—	—	—	—	—
Erez Lorber(3)	2002	$199,771	$6,075	$19,377	37,500	$0
Vice President, Worldwide	2001	$215,000	$142,273	$7,200	275,000	$0
Sales and Business Development	2000	$150,000	$104,375	$39,803	260,000	$0
Gwen Spertell(4)	2002	$195,115	$241,405	$0	62,500	$605
Chief Operating Officer	2001	$250,000	$0	$0	434,000	$0
	2000	$228,333	$87,000	$0	166,000	$0
Christopher Marshall(5)	2002	$132,327	$3,091	$0	22,500
Senior Director, Finance and	2001	$170,000	$10,500	$0	231,800	$0
Corporate Controller	2000	$143,750	$13,594	$0	211,000	$0

(1)	Mr. Barkat’s base salary for 2001 was $288,000. However, Mr. Barkat voluntarily relinquished the balance of his 2001 base salary as of July 1, 2001. The base salary set forth in the table above for 2001 reflects only base salary actually paid to Mr. Barkat by the Company.

(2)	Mr. Morgan joined BackWeb in August 2002.

(3)	The “Other Annual Compensation” paid to Mr. Lorber were commissions.

(4)	Ms. Spertell left BackWeb in July 2002. In connection with her leaving the Company, Ms. Spertell received a severance package that included approximately four and one-half months salary to be paid over a twelve-month period. Ms. Spertell also received approximately eight weeks salary in the form of vacation days. In addition, the Company forgave the outstanding principal and interest on a loan provided to Ms. Spertell prior to the Company’s initial public offering to enable her to exercise certain of her stock options. The Company is also paying for Ms. Spertell’s health benefits through September 2003. The figure shown as salary for 2002 includes $34,605 in vacation pay and a pro-rated amount of the four and one-half months salary being paid as part of Ms. Spertell’s severance. The amount shown for 2002 in the column entitled “Bonus” represents the amount of the loan forgiven which the Company accounted for as a bonus and for which Ms. Spertell paid the applicable tax directly. The figure stated for 2002 in the column for “All Other Compensation” represents the amount the Company has paid for Ms. Spertell’s health benefits as part of her severance.

(5)	Mr. Marshall served as an executive officer of BackWeb in the position of Vice President, Finance and Chief Accounting Officer until December 2002. Mr. Marshall left BackWeb in June 2003.

Stock Option Grants in Fiscal 2002

      The following table presents each grant of stock options to each of our Named Executive Officers under our 1996 Israel Stock Option Plan and 1998 United States Stock Option Plan (collectively, the “Option Plans”), during the fiscal year ended December 31, 2002, including the potential realizable value of the options at assumed 5% and 10% annual rates of appreciation over the term of the option, compounded annually. These rates of returns are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of our Ordinary Shares. No stock appreciation rights were granted during this period.

      Percentages shown under “Percent of Total Options Granted to Employees in Fiscal Year” are based on an aggregate of 2,194,904 options granted to employees of the Company under the Option Plans during the fiscal year ended December 31, 2002.

      The exercise price of each option was equal to the closing sale price of our Ordinary Shares as quoted on The Nasdaq National or SmallCap Market, as applicable, the day before the date of grant.

      The exercise price for an option may be paid in cash, check, in shares of our Ordinary Shares valued at fair market value on the exercise date, a reduction in Company liability to the optionee or any combination of these methods of payment.

Option Grants in Fiscal 2002

						Potential Realizable
						Value at Assumed
	Number of	Percent of				Annual Rates of
	Securities	Total Options				Stock Price Appreciation
	Underlying	Granted to	Exercise or			for Option Term
	Options	Employees in	Base Price	Grant	Expiration
Name	Granted(#)	Fiscal Year	($/Share)	Date	Date	5%	10%

Eli Barkat	725,000	33.0%	$1.32	2/28/02	1/1/12	$554,658	$1,432,335
Michael A. Morgan	250,000	11.4%	$0.24	8/20/02	8/20/09	$20,908	$52,051
Erez Lorber	37,500	1.7%	$0.77	4/15/02	4/15/09	$12,283	$28,125
Gwen Spertell	62,500	2.8%	$0.77	4/15/02	4/15/09	$20,471	$46,875
Christopher Marshall	22,500	1.0%	$0.77	4/15/02	4/15/09	$7,370	$16,875

      Mr. Barkat’s option to acquire 725,000 Ordinary Shares was awarded as part of a Company-wide program instituted in October 2001 under which options granted to employees at the level of vice president and above, vest over five years, with 12.5% of the Ordinary Shares subject to the option vesting on each of the first four anniversaries of a designated vesting commencement date (January 1, 2003), and the remaining 50% of the Ordinary Shares subject to the option vesting on the fifth anniversary of the vesting commencement date. Notwithstanding this vesting schedule, if, for the fourth quarter of calendar year 2002, the Company’s earnings per share on an operational basis (prior to taking into consideration any special charges) were $0.00 or greater, then 50% of the aggregate amount of the Ordinary Shares subject to the option would vest and become exercisable upon the first anniversary of the vesting commencement date. In addition, if the Company’s revenues grow by 20% or more growth in each of the next two calendar years and the Company’s earnings per share on an operational basis (prior to taking into consideration any special charges) are greater than $0.00, then, 30% and 20%, respectively, of the remaining Ordinary Shares subject to the options would vest and become exercisable upon the second and third anniversary of the vesting commencement date. The options granted in connection with this Company-wide program have a term of ten years. The options were not accelerated on the first anniversary of the vesting commencement date.

      The other options shown on the table above have a term of seven years and vest as to 25% of the Ordinary Shares subject to the option on the first anniversary of the grant date and as to  1/48 of the Ordinary Shares subject to the option each month thereafter until the option is fully vested four years from the grant date.

Aggregated Option Exercises in Last Fiscal year and Fiscal Year End Option Values

      None of the Named Executive Officers in the Summary Compensation Table, set forth above, exercised any of his or her options during the fiscal year ended December 31, 2002. The following table sets forth the number and value of securities underlying unexercised options held by each of the Named Executive Officers, as of December 31, 2002.

      Amounts shown under the column “Value of Unexercised In-the-Money Options at Fiscal Year End” are based on the fair market value, i.e., the closing sale price, of our Ordinary Shares at December 31, 2002 (which was $0.23 per Ordinary Share), less the exercise price payable for such Ordinary Shares. Because the exercise prices of each of the options granted to our Named Executive Officers in 2002 were greater than the fair market value of our Ordinary Shares as of December 31, 2002, none of these options is “in-the-money” was of such date.

Aggregate Option Exercises in Fiscal 2002

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Eli Barkat	0	$0	507,812	1,192,188	$0	$0
Michael A. Morgan	0	$0	0	250,000	$0	$0
Erez Lorber	0	$0	183,749	263,751	$0	$0
Gwen Spertell	0	$0	282,874	377,084	$0	$0
Christopher C Marshall	0	$0	131,295	193,005	$0	$0

Equity Compensation Plan Information

      Our shareholders have approved all our equity compensation plans. These plans are designed to further align our Directors’ and management’s interests with the Company’s long-term performance and the long-term interests of our shareholders.

      The following table summarizes the number of our Ordinary Shares that may be issued under our equity compensation plans as of December 31, 2002

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders(1)	8,772,774	$3.38	9,728,393
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	8,772,774	$3.38	9,728,393

(1)	Includes our 1996 Israel Stock Option Plan and 1998 United States Stock Option Plan, which provide for an annual increase in the number of Ordinary Shares available for issuance thereunder, on July 1 of each fiscal year, equal to the lesser of (a) 1,960,000 Ordinary Shares and (b) 5% of the Ordinary Shares outstanding on that date, with 30% of the Ordinary Shares being allocated to the 1996 Israel Stock Option Plan and 70% of such Shares being allocated to the 1998 United States Stock Option Plan. Also includes 2,017,299 Ordinary Shares reserved for issuance under our 1999 Employee Stock Purchase Plan, which provides for an annual increase in the number of shares available for issuance thereunder, on July 1 of each fiscal year, equal to the lesser of (a) 833,333 Ordinary Shares and (b) 2% of the Ordinary Shares outstanding on that date.

Employment Agreements

      None of the Named Executive Officers has an employment agreement with the Company.

      In the event of a change-in-control of the Company or a change in responsibilities following a change-in-control of the Company, the options granted to each of the Named Executive Officers (except for Ms. Spertell who left the Company in July 2002 and Mr. Marshall who left the Company in June 2003) would fully vest upon the time of the closing of any such transaction.

      Mr. Lorber’s initial employment offer letter provides that, if he were terminated by the Company without cause, he would receive three months salary as severance. In the event that he were not employed elsewhere at the end of three months, the letter also provides that the Company would then pay him an additional three months salary.

Compensation Committee Interlocks and Insider Participation

      Mr. Federman and Mr. Larson are members of the Compensation Committee of the Company’s Board of Directors. Mr. Federman also served as the Chairman of a company called 3Path, Inc. On October 3, 2000, the Company acquired 1,197,679 shares of Series B Preferred Stock of 3Path in exchange for payment of $2,500,000 under a Stock Purchase Agreement for Series B Convertible Preferred Stock, dated February 2, 2000, between and among 3Path and certain investors, including BackWeb. Among such investors are also some of our major shareholders, including EliBarkat Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., Bare, LLC (a company controlled by Mr. Federman) and affiliates of The Goldman Sachs Group, Inc. (affiliates of which are principal shareholders of BackWeb). In addition, BRM Technologies Ltd., of which Mr. Federman is Managing Director, is also a 3Path investor. As a group, such shareholders have a controlling interest in 3Path. Another of our directors, Joseph Gleberman, also served as a member of the 3Path Board until December 2001. Gwen Spertell, our former Chief Operating Officer, also served as a member of the 3Path Board until November 2001. In the ordinary course of business, the Company has granted 3Path various non-exclusive licenses to use the Company’s programs for 3Path’s business. These transactions were granted on customary commercial terms.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board is providing the following report on executive compensation in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). This report outlines the policies of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2001 and 2002 compensation for the Company’s Chief Executive Officer was determined.

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

General

      The Compensation Committee’s functions include:

•	Determining the compensation of the Company’s Chief Executive Officer, Eli Barkat; and

•	Reviewing or making recommendations with respect to the other executive officers’ compensation, including salary and bonuses.

Compensation Policies

      The Company’s executive compensation policies have two principal goals: (1) attracting, rewarding and retaining executives, and (2) motivating executives to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Compensation Committee’s objectives are to:

•	Offer compensation opportunities that attract and retain executives whose abilities are critical to the Company’s long-term success and motivate individuals to perform at their highest level;

•	Tie in a significant portion of the executive’s total compensation to achievement of financial, organizational, management and personal performance goals; and

•	Reward outstanding individual performance by an executive officer that contributes to the Company’s long-term success.

Compensation of Executive Officers Generally

      The Company’s compensation program for its executives emphasizes variable compensation, primarily through grants of short- and long-term performance-based incentives. Executive compensation generally consists of the following: (i) base salary; (ii) incentive bonuses; and (iii) long-term equity incentive awards in the form of stock option grants. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements.

      Base Salary. Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Board (through the Compensation Committee or in its entirety) believes reflect market salaries for similar executive officers at comparable companies. The Board does not use formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company’s success, experience and ability, past short-term and long-term job performance and salary history. In addition, in reviewing executive salaries generally and in setting that of the Chief Executive Officer, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as changes in the executives’ responsibilities.

      Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year and to bring the total cash-based compensation to market levels. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives and the executive achieves or exceeds certain personal goals.

      Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individuals’ actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of its Ordinary Shares, and hence, the shareholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. The Committee recommended and the Board approved option grants in connection with certain incentive programs for the Company’s employees described more fully on page 10 of this Company’s proxy statement.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance, its expectation of his future contributions to the Company’s performance and the compensation paid to chief executive officers of comparable companies. Eli Barkat served as the Company’s Chief Executive Officer in 2002. In 2002, Mr. Barkat received a base salary of $288,000.00. Effective April 30, 2002, Mr. Barkat’s gross base salary was reduced by ten (10) percent as part of a Company-wide salary reduction for anyone whose salary was over $60,000.00. In February 2002, at an Extraordinary General Meeting of Shareholders, the shareholders approved the grant to Mr. Barkat of an option to acquire an aggregate of 725,000 Ordinary Shares at an exercise price of $1.32 per Ordinary Share as part of a Company-wide incentive program described more fully on page 10 of the Company’s proxy statement. Mr. Barkat did not receive a bonus for fiscal 2002.

      For 2003, the Committee has recommended, and the Audit Committee and Board have approved, setting the base salary of Mr. Barkat to be $259,200.00, the same as the reduced gross base salary Mr. Barkat received for fiscal 2002 with the potential for a bonus of up to $198,000.00, if the Company and he achieve certain agreed upon goals. The Compensation Committee believes the compensation to be paid to Mr. Barkat for 2003 is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer or any of its other four most highly compensated executive officers in a single year. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, may be appropriate in the future.

SUBMITTED BY THE COMPENSATION COMMITTEE

Charles Federman
William L. Larson

PROPOSAL TWO

RATIFICATION AND APPROVAL OF COMPENSATION FOR

CHIEF EXECUTIVE OFFICER

Background

      Pursuant to Israeli Companies Law, our shareholders must approve the compensation terms of any executive officer who also serves as a Director. Mr. Eli Barkat, our Chief Executive Officer, also serves as Chairman of the Board of the Company. Accordingly, his compensation is subject to shareholder approval.

Proposal

      Based on considerations which are discussed in more detail in the section of this proxy statement titled “Report of the Compensation Committee of the Board of Directors on Executive Compensation,” the Compensation Committee recommended, to the Audit Committee and the Board, that Mr. Barkat’s salary for fiscal 2003 be set at $259,000 per year with a bonus of up to $198,000 if the Company and he were to meet certain performance targets. Based on this recommendation, both the Audit Committee and, subsequently, the Board approved Mr. Barkat’s compensation for fiscal 2003. The Compensation Committee and the Audit Committee of the Board believe that the compensation set for Mr. Barkat is reasonable under the circumstances. In addition, the shareholders are asked to approve Mr. Barkat’s participation in a program currently being evaluated by the Company whereby employees will be allowed to surrender options to purchase our Ordinary Shares in exchange for new options at a per share exercise price equal to the fair market value of one share of our Ordinary Shares on the date of issuance of the new options. If and when the Company implements such a program, Mr. Barkat would participate in the same manner as other employees, without the need to obtain additional or special shareholder approval.

      For a detailed description of the compensation paid to all the Company’s executive officers during the fiscal year ended December 31, 2002, please see the section entitled “Executive Compensation” beginning on page 9 of this proxy statement.

Vote Required

      The shareholder approval must be by a simple majority, including at least one-third of the disinterested shareholders who are present, in person or by proxy, and voting at the meeting or, alternatively, the total shareholdings of the disinterested shareholders who vote against this proposal must not represent more than one percent of the voting rights in the Company.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION TERMS FOR MR. BARKAT AS SET FORTH ABOVE.

PROPOSAL THREE

RATIFICATION AND APPROVAL OF COMPENSATION FOR NON-EMPLOYEE

MEMBERS OF THE BOARD OF DIRECTORS

Background

      Pursuant to Israeli Companies Law, the payment of compensation to Directors of the Company requires Audit Committee, Board, and shareholder approval. During the course of 2003, the Board has reassessed its compensation policy for non-employee Directors and determined that an adjustment was necessary to attract an experienced person to serve on the Board.

      This proposal requests that the shareholders authorize in advance a compensation package for non-employee Directors, including any new or replacement director who may be appointed to fill a vacancy, without the need to obtain additional or special shareholder approval.

Proposal

      Both the Audit Committee and, subsequently, the Board, have approved a compensation policy whereby non-employee Directors would receive cash remuneration consisting of $1,000 per fiscal quarter, plus $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended. In addition, the Chair of the Audit Committee would receive an additional $500 per Audit Committee meeting. Meeting fees for Board meetings require in person or videoconference attendance, with one telephone meeting exception allowed for each year. Committee meeting attendance may be in person or by telephone. Such remuneration would commence upon the appointment of a new non-employee Director to fill the vacancy created by expiration of Mr. Gleberman’s term at the Annual General Meeting.

      In addition, under the policy adopted by the Audit Committee and the Board, non-employee Directors would be eligible for non-discretionary grants of stock options under the Company’s Option Plans. As has occurred in the past, non-employee Directors would receive a non-discretionary option grant of 50,000 Ordinary Shares upon their initial election or appointment to the Board of Directors and annual option grants of 15,000 Ordinary Shares at each Annual General Meeting thereafter during their term of service. Grants would not made in cases where the initial term is shorter than six months. The non-discretionary grants would vest over a period of four years, with one-quarter of the option vested and exercisable after one year and monthly thereafter over the remaining period of thirty-six months, subject to continued service as a Director of the Company. The grant date of any such options would be the date that the non-employee Director is initially elected or appointed to the Board. The exercise price would be the closing sale price of the Company’s Ordinary Shares on The Nasdaq SmallCap or National Market the day before the grant date.

      It is hereby also proposed that the shareholders approve the grant to the following persons, who will continue to serve as non-employee Directors after the Annual General Meeting, the stock option grants for the applicable number of Ordinary Shares specified below:

Ordinary Shares
Represented
Name	by Options

Gil Shwed	15,000
Charles Federman	15,000
William Larson	15,000
Isabel Maxwell	15,000

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon is required for the approval of the compensation package for non-employee directors as set forth above, including the stock options proposed to be granted at this Annual General Meeting. If approved, the date of grant for the stock options set forth above shall be July 24, 2003.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION FOR NON-EMPLOYEE DIRECTORS AND THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board has selected Ernst & Young International, Ltd. (“Ernst & Young”), as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003, and to serve as auditors, within the meaning of the Israeli Companies Law. Ernst & Young has served as the Company’s independent auditors since the Company’s inception in August 1995. For the fiscal year ended December 31, 2002, Kost, Forer & Gabbay, a member of Ernst & Young International, audited the financial statements of the Company.

      The Board is seeking (i) ratification by the shareholders for the Audit Committee’s selection and appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2003 and (ii) the authorization by the shareholders for the Audit Committee to enter into an agreement to pay the fees of Ernst & Young as independent auditors of the Company on customary terms. Shareholder ratification of the Company’s independent public accountants, including the authorization for the Audit Committee to enter into an agreement for their fees, is required under Israeli law.

      If the shareholders do not approve the selection of Ernst & Young, the Audit Committee will reconsider its selection. Representatives of Ernst & Young are expected to be present at the Annual General Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the Annual General Meeting, in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting is required for the ratification and approval of the appointment of Ernst & Young and the authorization of the Audit Committee to enter into an agreement with Ernst & Young with respect to its fees.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG INTERNATIONAL, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO ENTER INTO AN AGREEMENT TO PAY THE FEES OF THE INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Company’s Board is providing the following report in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

      The Audit Committee hereby reports as follows:

Adoption of Revised Audit Committee Charter

      We have revised our written charter to reflects standards set forth in the regulations promulgated under the Securities Act of 1933, as amended, and the Marketplace Rules of the National Association of Securities Dealers, Inc. The revised charter is included as Appendix A hereto.

Committee Member Independence

      The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards. The members of the Audit Committee for fiscal 2002 were Joseph Gleberman, Gil Shwed and Isabel Maxwell. After this Annual General Meeting of Shareholders, it is anticipated that William L. Larson will replace Mr. Gleberman on the Audit Committee.

Communications with Management and Independent Auditors

      Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Ernst & Young required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young LLP their independence from us.

Recommendation Regarding Financial Statements

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and it approved and ratified, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Joseph Gleberman
Gil Shwed
Isabel Maxwell

Audit and Related Fees

      Audit Fees. The aggregate fees billed by Ernst & Young for professional services for the audit of BackWeb’s annual consolidated financial statements for fiscal year 2002 and the review of the unaudited interim consolidated financial statements included in BackWeb’s Forms 10-Q for fiscal 2002 were $198,833 and for audit related fees were $256,047.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young to BackWeb for financial information systems design and implementation for fiscal 2002.

      All Other Fees. The aggregate fees billed to BackWeb for all other services rendered by Ernst & Young for fiscal 2002, including fees for statutorily required audits in certain locations outside the U.S. where BackWeb has operations, were $514,036.

      The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young’s independence.

OTHER PROPOSED ACTION

      The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2003 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than                     , 2004. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman

Dated: July      , 2003

Ramat Gan, Israel

COMPARATIVE PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Company’s Ordinary Shares with the cumulative total return on The Nasdaq Composite Index and the Standard & Poor’s (“S&P”) 500. The period shown commences on June 11, 1999, the date that the Company’s Ordinary Shares were first traded on a public market. The graph assumes an investment of $100.00 on June 11, 1999. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Ordinary Shares.

	June 11,	December 31,	December 31,	December 31,	December 31,
	1999	1999	2000	2001	2002

BackWeb	$100.00	$351.00	$56.00	$1.35	$0.23
S&P 500	100.00	118.49	107.51	84.24	68.54
The Nasdaq Composite	100.00	187.09	111.89	74.95	47.66

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, this Comparative Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF BACKWEB TECHNOLOGIES LTD.
Amended and Restated as of April 28, 2003

Purpose

      The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of BackWeb Technologies Ltd. and its subsidiaries (the “Company”), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made in internal accounting controls, to select (subject to shareholder approval) independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee is responsible for identifying flaws in the business management of the Company, in consultation with the Company’s internal auditor and the independent accountants, and proposing remedial measures to the Board of Directors. The Committee also reviews for approval actions or transactions that by Israeli law require audit committee approval.

      The Committee shall review and assess this Charter at least annually.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership

      The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of The Nasdaq Stock Market, as they may be amended from time to time, and by the rules and regulations promulgated under the Securities Exchange Act of 1934. The Committee shall include every director who is required by Israel’s Companies Law to be a member, and shall exclude every director who is restricted by Israel’s Companies Law from serving as a member.

      Each member of the Committee shall be financially literate or will become so within a reasonable period of time after appointment to the Committee. In addition, at least one (1) member of the Committee will have accounting or related financial management experience.

      Subject to the foregoing, the members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

Responsibilities

      The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3. Reviewing the independent auditor’s proposed audit scope and approach;

4. Conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors;

5. Reviewing the performance of the independent auditors;

6. Appointing the Company’s independent auditors, subject to the ratification and approval by the Company’s shareholders;

7. Setting the compensation of and entering into fee arrangements with the independent auditors after such authority is delegated to the Committee by the Company’s shareholders;

8. Reviewing the audited financial statements and Management’s Discussion and Analysis in the Company’s annual report on Form 10-K;

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9. Reviewing the unaudited quarterly operating results in the Company’s quarterly earnings release;

10. Overseeing compliance with Securities and Exchange Commission requirements for disclosure of auditor’s services and audit committee members and activities;

11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

12. Identifying flaws in the business management of the Company, in consultation with the Company’s internal auditor and the independent accountants, and proposing remedial measures to the Board of Directors;

13. Reviewing related party transactions for potential conflicts of interest, and reviewing for approval actions or transactions that by Israeli law require audit committee approval;

14. Ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors;

15. Acting with the understanding that the outside auditors’ ultimate accountability is to the Board and the Audit Committee, as representatives of shareholders, it being understood that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement);

16. Performing other oversight functions as requested by the full Board of Directors; and

17. Engaging independent counsel or other advisors, as it deems necessary, to carry out its duties, and to be provided with appropriate funding from the Company, as determined by the Committee.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

Meetings

      The Audit Committee will meet from time to time as determined by the Board and/or the members of the Committee, and shall generally meet on a quarterly basis. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. If so requested by the internal auditor, and subject to the applicable provisions of Israel’s Companies Law, the Audit Committee will convene for a special meeting on such topic as may be specified by the internal auditor.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report. The Audit Committee will meet with the internal auditor of the Company, at such times as it deems appropriate, to review the internal auditor’s examination and reports. In addition, to the extent required by Israel’s Companies Law, the internal auditor shall receive notice of, and shall be entitled to attend, every meeting of the Audit Committee.

Minutes

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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BACKWEB TECHNOLOGIES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS, JULY 24, 2003

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BACKWEB TECHNOLOGIES LTD.

PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual General Meeting of Shareholders to be held July 24, 2003 and the proxy statement related thereto and appoints Michael A. Morgan and Kimberlee S. Bogen, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual General Meeting of Shareholders of the Company to be held at 3 Abba Hillel Street, Ramat Gan, Israel on July 24, 2003 at 9:00 a.m., local time, and at any adjournment or postponement thereof, with the Company’s principal executive offices located at the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

     I hereby vote my Ordinary Shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

     Address change information: MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE   ☐

SEE REVERSE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

☒  Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2, 3 and 4 if no specification is made.

		FOR	WITHHOLD AUTHORITY
1.	Election of Outside Director
Gil Shwed

		FOR	AGAINST	ABSTAIN
2.	Approval of Compensation for Chief Executive Officer as Described in the Proxy Statement from the Company

		FOR	AGAINST	ABSTAIN
3.	Approval of Compensation for Non-Employee Directors of the Board Of Directors as Described in the Proxy Statement from the Company

		FOR	AGAINST	ABSTAIN
4.	Ratification of Audit Committee selection and appointment of Ernst & Young International, Ltd. as independent auditors for the 2003 fiscal year.

Signature(s):	Date:

Note: Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.